Exhibit T3B-13

IN-DEPTH SYSTEMS, INC.

BYLAWS

ARTICLE I

OFFICES

Section 1.                                           Registered Office. Until the Board of Directors otherwise determines, the registered office of the Corporation shall be the registered office named in the original Articles of Incorporation of the Corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a place of business in Texas, such registered office need not be identical to the principal place of business of the Corporation.

Section 2.                                           Principal Office. The principal office of the Corporation shall be at 7010 Northwest 100, Suite A-102, Houston, Texas 77092 or at such other place as the Board of Directors may from time to time determine.

Section 3.                                           Other Offices. The Corporation may also have offices at such other places or locations, within or without the State of Texas, as the Board of Directors may determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1.                                           Meetings of Shareholders. Any meeting of the shareholders, annual or special, shall be held at the principal place of business of the Corporation, or at such other place within or without the State of Texas as may be determined by the Board of Directors or as agreed in writing by a majority of the shareholders.

Section 2.                                           Annual Meeting. An annual meeting of the shareholders shall be held during the month of March of each year, or, at the election of the Directors, at such time as the Board of Directors shall designate, not to exceed thirteen (13) months from the date of the last annual meeting of the shareholders. The purpose of the annual meeting shall be to elect directors and transact any and all such other business as may be properly brought before or submitted to the meeting. Any and all business of any nature or character whatsoever may be transacted, and action may be taken thereon, at any annual meeting, except as otherwise provided by law or by these By-laws.

Section 3.                                           Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, or by law or by the Articles of Incorporation of the Corporation, may be called by the President, the Chairman of the Board (if any), the Board of Directors, and shall be called by the Chairman of the Board (if any), the President or the Secretary at the written request of shareholders holding ten (10) percent of the shares of capital stock issued, outstanding and entitled to vote. A special meeting shall be called by written notice, setting forth the purpose of the meeting, and business transacted at the meeting shall be limited to the purpose stated in the notice.

Section 4.                                           Notices of Shareholders Meetings. Written or printed notice stating the place, day and hour of each meeting of the shareholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5.                                           Quorum of Shareholders. Unless otherwise required by law or provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these By-laws. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6.                                           Adjournments of Annual and Special Meetings of the Shareholders. If the holders of the amount of shares necessary to constitute a quorum shall fail to attend any meeting of the shareholders in person or by proxy then the holders of a majority of the shares entitled to vote, represented in person or by proxy, in attendance may adjourn any such meeting from time to time without notice, other than by announcement at the meeting of the time and place at which the meeting will reconvene, until holders of the amount of shares requisite to constitute a quorum shall be present at the particular meeting or at any adjournment thereof, in person or by proxy. The holders of a majority of the shares entitled to vote, represented in person or by proxy, may also adjourn any annual or special meeting of the shareholders from time to time and without notice, other than by announcement at the meeting of the time and place at which the meeting will reconvene, until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournment thereof shall have been completed. If the adjournment is for more than 60 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified or called.

Section 7.                                           Procedure at Meetings of Shareholders. The President of the Corporation, or in the event of his absence, omission or refusal to so act, a Vice President of the Corporation, shall call each meeting of the shareholders to order and shall act as Chairman of such meeting. If for any reason whatever neither the President nor a Vice President of the Corporation acts or will act as the Chairman of the meeting of shareholders, then the shareholders present, in person or by proxy, and entitled to vote thereat may by majority vote appoint a Chairman who shall act as Chairman of the meeting.

The Secretary of the Corporation, or in the event of his absence, omission or refusal to act, an Assistant Secretary, shall act as Secretary of each meeting of the shareholders. If for any reason whatever neither the Secretary nor an Assistant Secretary acts or will act as Secretary of the meeting of shareholders, then the Chairman of the meeting or, if he fails to do so, the shareholders present, either in person or by proxy, and entitled to vote thereat may by majority vote appoint any person to act as Secretary of the meeting and such person shall act as Secretary of the meeting.

The Chairman of any meeting shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 8.                                           Attendance and Proxies. Each shareholder entitled to vote at the particular shareholders’ meeting may attend such meeting and vote in person or may attend such meeting by proxy, and vote by such proxy, appointed by instrument in writing executed by the shareholder or by such shareholder’s duly authorized attorney-in-fact and filed with the Secretary of the Corporation before or at the time of the particular meeting, and the attendance or the vote at any such meeting of a proxy of any such shareholder so appointed shall for all purposes be considered as the attendance or vote in person of such shareholder. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the Chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise expressly provided in the proxy. Each proxy shall be revocable unless conspicuously provided therein to be irrevocable and the proxy is coupled with an interest.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if any even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

Section 9.                                           Voting of Shares. At each meeting of the shareholders, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to vote at such meeting, subject, however, to the provisions of Section 6 of ARTICLE VIII of these By-laws, and except to the extent that the Articles of Incorporation provide for more or less than one vote per share or, if and to the extent permitted by law, limit or deny voting rights to the holders of the shares of any class or series, or as otherwise provided by law. Treasury shares, shares of the Corporation’s stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation’s stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

At each election for directors by the shareholders, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote

Section 10.                                    Voting of Shares Owned by Another Corporation. Shares standing in the name of another corporation, domestic or foreign, on the books and records of the Corporation and having voting rights may be voted by such officer, agent or proxy as the by-laws of such other corporation may authorize or, in the absence of such authorization, as the board of directors of such other corporation may determine.

Section 11.                                    Shares Held by Fiduciaries, Receivers, Pledgees. Shares held by an administrator, executor, guardian or conservator, may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him unless such shares shall have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without such shares being transferred into his name if authority is provided in an appropriate order of the court. A shareholder whose shares are pledged shall be entitled to vote such shares until such shares have been transferred on the books and records of the Corporation into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 12.                                    List of Shareholders. A complete list of shareholders entitled to vote at each shareholders’ meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, shall be prepared by the Secretary and kept on file at the registered office of the Corporation and subject to inspection by any shareholder at any time during usual business hours for a period of at least ten (10) days prior to such meeting and shall be produced and kept open at such meeting and at all times during such meeting shall be subject to inspection by any shareholder. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 13.                                    Record Date. The Board of Directors shall have the power to close the stock transfer books of the Corporation or, in lieu thereof, to fix a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of the shareholders and at any adjournment thereof and to fix a record date for any other purpose as provided in Section 6 of ARTICLE VIII of these By-laws.

Section 14.                                    Action by Unanimous Consent. Any action required by the Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Such consent or consents shall be in the form specified by the Act or the By-laws, and shall be delivered to the Corporation as required by the Act.

Section 15.                                    Meeting by Telephone or Similar Communications Equipment. Subject to the provisions required or permitted by the Texas Business Corporation act for notice of meetings, unless otherwise restricted by these By-laws or the Articles of Incorporation, shareholders may participate in and hold a meeting by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III

BOARD OF DIRECTORS

Section 1.                                           Board of Directors. The business, property and affairs of the Corporation shall be managed and controlled by the Board of Directors and, subject to such restrictions, if any, as may be imposed by law, the Articles of Incorporation or by these By-laws, the Board of Directors may, and are fully authorized to, do all such lawful acts and things as may be done by the Corporation and to exercise all the powers of the Corporation. Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 2.                                           Number of Directors. The number of directors which shall constitute the entire Board of Directors shall be determined from time to time by resolution of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director, and further provided that the number of directors shall never be less than one (1) nor greater than fifteen (15), If the Board of Directors makes no such determination, the number of directors shall be the number set forth in the Articles of Incorporation.

Section 3.                                           Election and Term. Except as otherwise provided in Section 5 of this ARTICLE III, the directors shall be elected each year at the annual meeting of the shareholders, or at a special meeting of the shareholders held in lieu of the annual meeting. Each such director shall hold office, unless he is removed in accordance with the provisions of these By-laws or he resigns, for the term for which he is elected and until his successor shall have been elected and qualified. Each director shall qualify by accepting his election to office either expressly or by acting as a director.

Section 4.                                           Resignation. Any director or officer of the Corporation may resign at any time as provided in Section 4 of ARTICLE IX of these By-laws.

Section 5.                                           Vacancy and Increase. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor shall have been elected and qualified. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may also be filled by election at an annual or special meeting of shareholders called for that purpose.

Section 6.                                           Removal. At any meeting of shareholders at which a quorum of shareholders is present called expressly for that purpose, any director or the entire Board of Directors may be removed from office, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors; and any vacancy or vacancies in the Board resulting therefrom may be filled by the remaining directors, though less than a quorum, or by the shareholders, whichever shall first act thereon.

Section 7.                                           Offices and Records. The directors may hold their meetings and may have or establish one or more offices of the Corporation and keep the books and records of the Corporation, except as otherwise provided by statute, in such place in the State of Texas or outside the State of Texas, as the Board of Directors may determine.

Section 8.                                           Meeting of Directors. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

Section 9.                                           First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary.

Section 10.                                    Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, the Board of Directors shall proceed to the election of the officers of the Corporation.

Section 11.                                    Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as shall be designated or determined by the Board of Directors. Notice of such regular meetings shall not be required.

Section 12.                                    Special Meetings. Special meetings of the Board of Directors shall be held whenever and wherever called or provided to be held by the Chairman of the Board (if any), the President or by a majority of the directors then in office, and at the place, day and hour determined by the officer or such majority of the directors calling or providing for the holding of the particular meeting, in each instance, and such determination may be conclusively evidenced in a call, waiver of notice or other communication signed by such officer or such majority of the directors.

Section 13.                                    Notice. The Secretary or an Assistant Secretary shall, but in the event of the absence of the Secretary or an Assistant Secretary or the failure, inability, refusal or omission on the part of the Secretary or an Assistant Secretary so to do, any other officer of the Corporation may, give notice of each special meeting, and of the place, day and hour of the particular meeting, in person or by mail, or by telephone, telegraph or other means of communication, at least twenty-four (24) hours before the meeting to each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 14.                                    Business to be Transacted. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting. Any and all business of any nature or character whatsoever may be transacted and action may be taken thereon at any meeting, regular or special, of the Board of Directors.

Section 15.                                    Quorum - Adjournment if Quorum is not Present. A majority of the number of directors fixed by, or in the manner provided in, the Articles of Incorporation or these By-laws shall constitute a quorum for the transaction of any and all business, unless a greater number is required by law or by the Articles of Incorporation or these By-laws. At any meeting, regular or special or any first meeting, of the Board of Directors, if there be less than a quorum present, a majority of those present, or if only one director be present, then such director, may adjourn the meeting from time to time without notice, other than by announcement at the meeting of the time and place at which the meeting will reconvene, until a quorum shall be present at the meeting. The act of the majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall constitute the act of the Board of Directors, unless the act of a greater number is required by law or the Articles of Incorporation or these By-laws.

Section 16.                                    Order of Business. At all meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may determine. At all meetings of the Board of Directors, if a Chairman of the Board has theretofore been elected by the Board of Directors pursuant to the provisions of Section 7 of ARTICLE VI of these By-laws, the Chairman of the Board shall preside, but if a Chairman of the Board has not theretofore been elected or if elected he should be absent, the President shall preside and in the absence of the President, a Vice President shall preside, but if none of such officers shall be present or preside at any meeting of the Board, then a Chairman shall be chosen by the Board from among the directors present and such Chairman so chosen shall preside at the meeting.

The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meetings of the Board of Directors, but in the absence of the Secretary and an Assistant Secretary, or if for any reason neither acts as Secretary thereof, the presiding officer shall appoint any person of his choice to act, and such person shall act as Secretary of the meeting.

Section 17.                                    Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the

Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 18.                                    Compensation, Unless otherwise restricted by the Articles of Incorporation, the Board of Directors shall have authority to fix the compensation of directors. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor. Members of special or standing committees may be allowed a fixed sum and expenses of attendance, if any, at committee meetings.

Section 19.                                    Action by Unanimous Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Texas.

Section 20.                                    Meeting by Telephone or Similar Communications Equipment. Subject to the provisions required or permitted by the Texas Business Corporation Act for notice of meetings, unless otherwise restricted by these By-laws or the Articles of Incorporation, the Board of Directors, may participate in and hold a meeting of the Board of Directors or any such committee by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 21.                                    Approval or Ratification of Acts or Contracts by Shareholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting, provided that a quorum is present, shall be as valid and as binding upon the Corporation and upon all the shareholders as if it has been approved or ratified by every shareholder of the Corporation.

ARTICLE IV

DIRECTORS’ SERVICES, CONFLICTING

INTERESTS, INDEMNIFICATION AND INSURANCE

Section 1.                                           Services. No director shall be required to devote his time or any particular portion of his time or render services or any particular services exclusively to the Corporation. Every director of the Corporation shall be entirely free to engage, participate and invest in any and all businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of the Corporation, without breach of duty to the Corporation or to its shareholders and without accountability or liability to the Corporation or to its shareholders.

Every director and, unless otherwise determined by the Board of Directors, every officer, of the Corporation shall, respectively, be entirely free to act for, serve and represent any other corporation, any entity or any person, in any capacity, and be or become a director or officer, or both, of any other corporation or any entity, irrespective of whether or not the business, purposes, enterprises and activities, or any of them, thereof be similar or dissimilar to the business, purposes, enterprises and activities, or any of them, of the Corporation, without breach of duty to the Corporation or to its shareholders and without accountability or liability of any character or description to the Corporation or to its shareholders.

Section 2.                                           Directors’ and Officers’ Interests in Contracts. An otherwise valid contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other domestic or foreign corporation or other entity in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be valid notwithstanding whether the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if any one of the following is satisfied:

a.                                      The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

b.                                      The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

c.                                       The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders.

Common or interested directors maybe counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Section 3.                                           Reliance Upon Books, Reports and Records. Neither a director nor a member of any committee shall be liable if, in the exercise of ordinary care, he relied and acted in good faith upon written financial statements of the Corporation represented to him to be correct by the President or by the officer of the Corporation having charge of its books of account, or certified by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Corporation, nor shall he be so liable if, in the exercise of ordinary care and in good faith, in determining the amount available for payment of a dividend or other distribution, he considered the assets of the Corporation to be of their book value.

Section 4.                                           Non-Liability of Directors and Officers in Certain Cases. No director, officer or member of a committee shall be liable for his acts as such if he is excused from liability under any present or future provision of the Texas Business Corporation Act.

Section 5.                                           Indemnification of Directors, Officers, Employees and Agents.

(a)                                 As used in this section:

(1)                                 “Corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Section 5.

(2)                                 “Director” means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(3)                                 “Expenses” include court costs and attorneys’ fees,

(4)                                 “Official Capacity” means:

(A)                               when used with respect to a Director, the office of director in the Corporation, and

(B)                               when used with respect to a person other than a Director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(5)                                 “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

(b)                                 The Corporation may indemnify any person who was, is or is threatened to be made a named defendant or respondent in any Proceeding because he is or was a Director only if it is determined in accordance with paragraph (f) of this Section 5 that the person:

(1)                                 conducted himself in good faith;

(2)                                 reasonably believed:

(A)                               in the case of conduct in his Official Capacity with the Corporation, that his conduct was in the Corporation’s best interests, and

(B)                               in all other cases, that his conduct was at least not opposed to the Corporation’s best interests; and

(3)                                 in the case of any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

(c)                                  A Director shall not be indemnified under subsection 5(b) for obligations resulting from a Proceeding:

(1)                                 in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s Official Capacity; or

(2)                                 in which the person is found liable to the Corporation.

(d)                                 The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in subsection 5(b).

(e)                                  A person may be indemnified under Section 5(b) against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable Expenses actually incurred by the person in connection with the Proceeding; but if the Proceeding was brought by or in the behalf of the Corporation, indemnification shall be limited to reasonable Expenses in connection with the Proceeding.

(f)                                   No indemnification under subsection 5(b) shall be made by the Corporation unless authorized in the specific case after a determination has been made that the Director has met the standard of conduct set forth in subsection 5(b). Such determination shall be made:

(1)                                 by the Board of Directors by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding;

(2)                                 if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of the full Board of Directors (in which vote directors who are named defendants or respondents may participate), which committee shall consist solely by two or more directors who at the time of the vote are not named defendants or respondents to the Proceeding; or

(3)                                 by special legal counsel, selected by the Board of Directors or a committee thereof by vote as set forth in clauses (1) or(2) of this subsection 5(f), or, if the requisite quorum of the full Board of Directors cannot be obtained therefor and such a committee cannot be established, by a majority vote of the full Board of Directors (in which vote directors who are named defendants or respondents may participate); or

(4)                                 by the shareholders, in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding.

(g)                                  Authorization of indemnification and determination as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization or indemnification and determination as to reasonableness of Expenses shall be made in a manner specified in clause (3) in subsection 5(f) for the selection of such counsel.

(h)                                 A Director who has been wholly successful, on the merits or otherwise, in the defense of any Proceeding shall be indemnified by the Corporation against reasonable Expenses incurred by him in connection with the Proceeding.

(i)                                     If a court of competent jurisdiction determines that a Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the standard of conduct set forth in Subsection 5(b) or has been adjudged liable in the circumstances described in subsection 5(c), the court may order such indemnification as the court determines is proper and equitable. The court shall limit indemnification to reasonable Expenses if the Proceeding is brought by or in behalf of the Corporation or if the Director is found liable on the basis of circumstances described in subsection 5(c)(1).

(j)                                    Reasonable Expenses incurred by a Director who was, is, or is threatened to be made a named defendant or respondent to a Proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of such Proceeding after:

(1)                                 receipt by the Corporation of a written affirmation by the Director of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation as authorized in this Section 5, and a written undertaking by or on behalf of the Director to repay such amount if it shall ultimately be determined that he has not met such standard of conduct; and

(2)                                 a determination that the facts then known to those making the determination would not preclude indemnification under this Section 5.

(k)                                 The written undertaking required by subsection (j) must be an unlimited general obligation of the Director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under subsection (j) shall be made in the manner specified in subsection (f).

(l)                                     The indemnification provided by this Section 5 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, By-law, agreement, insurance policy, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, no provision for the Corporation to indemnify or to advance Expenses to a Director who was, is or is threatened to be made a named defendant or respondent to a Proceeding, whether contained in the Articles of Incorporation, these By-laws, a resolution of shareholders or directors, an agreement or otherwise (except as contemplated by subsection (q)), shall be valid unless consistent with this section or, to the extent that indemnity hereunder is limited by the Articles of Incorporation, consistent therewith.

(m)                             Nothing contained in this Section shall limit the Corporation’s power to pay or reimburse Expenses incurred by a Director in connection with his appearance as a witness in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

(n)                                 Unless limited by the Articles of Incorporation of the Corporation,

(1)                                 an officer of the Corporation shall be indemnified as and to the same extent provided in subsections (h) and (i) for a Director and shall be entitled to the same extent as a Director to seek indemnification pursuant to the provisions of those subsections; and

(2)                                 the Corporation may indemnify and advance Expenses to an officer, employee or agent of the Corporation to the same extent that it may indemnify and advance Expenses to Directors pursuant to this Section 5.

(o)                                 The Corporation may indemnify and advance expenses to nominees and designees who are not or were not officers, employees, or agents of the Corporation who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan to the same extent that it may indemnify and advance expenses to Directors under this Section 5.

(p)                                 The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise or employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Texas Business Corporation act or this Section 5.

(q)                                 Any indemnification of, or advance of Expenses to a Director in accordance with this Section shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next meeting pursuant to Section A, Article 9.10 of the Texas Business Corporation Act, and in any case, within the 12-month period immediately following the date of the indemnification or advance.

ARTICLE V

BOARD COMMITTEES

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution or in the Articles of Incorporation or in these By-laws, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to (1) amending the Articles of Incorporation, (2) approving a plan of merger or consolidation, (3) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, (4) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, (5) amending, altering or repealing these By-laws or adopting new By-laws for the Corporation, (6) filling vacancies in the Board of Directors or any such committee, (7) filling any directorship to be filled by reason of an increase in the number of directors, (8) electing or removing officers or members of any such committee, (9) fixing the compensation of any member of such committee, or (10) altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and, unless such resolution or the Articles of Incorporation expressly so provide, no such committee shall have the power and authority to declare a dividend or to authorize the issuance of shares of the Corporation. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board of Directors shall have power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The designation of such committee and the delegation thereof of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE VI

OFFICERS

Section 1.                                           Principal Officers. The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President and a Secretary. The Board may also elect one or more Vice Presidents, a Secretary, a Treasurer and such number of Assistant Secretaries and Assistant Treasurers, and if elected and so designated by the Board of Directors, a Chairman of the Board. Any person may hold two or more offices at the same time.

Section 2.                                           Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary.

Section 3.                                           Terms of Officers. Each officer shall hold his office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 4.                                           Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, or the Board of Directors may authorize the President to negotiate and set compensation for the officers and employees, except for the Chairman of the Board, if any, the President and the Chief Executive Officer.

Section 5.                                           Removal. Any officer or agent or member of any committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of any committee shall not of itself create contract rights.

Section 6.                                           Vacancies. A vacancy in the office of any officer may be filled by the vote of a majority of the directors then in office.

Section 7.                                           Powers and Duties of Officers. The officers so chosen shall perform the duties and exercise the powers expressly conferred or provided for in these By-laws, as well as the usual duties and powers incident to such office, respectively, and such other duties and powers as may be assigned to them by the Board of Directors or by the President.

Section 8.                                           Chairman of the Board. The Board of Directors may select from among its members a Chairman of the Board who may, if so elected, preside at all meetings of the Board of Directors and approve the minutes of all proceedings thereat, and he shall be available to consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation and shall have such other powers and duties as designated in accordance with these By-laws and as from time to time may be assigned to him by the Board of Directors.

Section 9.                                           The President\Chief Executive Officer. The President, subject to the control and direction of the Board of Directors, shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board as chief executive officer or designates the offices of President and Chief Executive Officer (CEO”) to be separate offices and served by two different individuals. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the affairs, properties and operations of the

Corporation in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, properties and operations as may be reasonably incident to such responsibilities; he may appoint or employ and discharge employees and agents of the Corporation and fix their compensation; he may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures, notes, other evidences of indebtedness and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Corporation, and, with the Secretary or an Assistant Secretary, he may sign all certificates for shares of the capital stock of the Corporation; he shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him by the Board of Directors. If the Board designates the offices of President and CEO be separate offices, then the duties described herein shall be delegated as the Board directs.

Section 10.                                    Vice Presidents. In the absence of the President or in the event of his disability or refusal to act, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as may be assigned to him by the President or by the Board of Directors of the Corporation. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

Section 11.                                    Treasurer. The Treasurer shall have custody of all funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such banks or depositories as shall be selected or designated by or in the manner prescribed by the Board of Directors. He may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such officer as may be designated by the Board of Directors. Whenever required by the Board of Directors he shall render a statement of his cash account. He shall enter or cause to be entered, punctually and regularly, on the books of the Corporation to be kept by him or under his supervision or direction for that purpose, full and accurate accounts of all moneys received and paid out by, for or on account of the Corporation. He shall at all reasonable times exhibit his books and accounts and other financial records to any director of the Corporation during business hours. He shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer subject always to the control of the chief executive officer and the Board of Directors. He shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form and amount as the Board of Directors may require.

Section 12.                                    Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Assistant Treasurers shall have and exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 13.                                    Secretary. The Secretary (1) shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided for that purpose, (2) shall attend to the giving and serving of all notices, (3) may sign with the President or a Vice President in the name of the Corporation and/or attest the signature of either to, all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for on behalf of the Corporation and affix the seal of the Corporation thereto, (4) may sign with the President or a Vice President all certificates for shares of the capital stock of the Corporation and affix the corporate seal of the Corporation thereto, (5) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall at all reasonable times be open to the inspection of any director, upon request, at the office of the Corporation during business hours, (6) shall in general perform all the duties incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors, and (7) shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors.

Section 14.                                    Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall have and exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 15.                                    Securities of Other Corporations. The President or any Vice President or the Secretary or the Treasurer of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VII

BOOKS, DOCUMENTS AND ACCOUNTS

The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and directors. The Board of Directors shall have power to keep the books, documents and accounts of the Corporation outside of the State of Texas, except that a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shall be kept at its registered office or principal place of business, or at the office of its transfer agent or registrar and the original or a duplicate stock ledger shall at all times be kept within the State of Texas.

ARTICLE VIII

CAPITAL STOCK

Section 1.                                           Stock Certificates. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Articles of Incorporation, as shall be approved by the Board of Directors. They shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the President or a Vice President and either the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by him in the Corporation, with the seal of the Corporation or a facsimile thereof impressed or printed thereon. Where any such certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature shall have been placed on any such certificate shall have ceased to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if the person were such officer at the date of its issuance.

Section 2.                                           Transfers. Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Texas and in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by his attorney-in-fact or legal representative, duly and lawfully authorized in writing, and upon the surrender of the certificate therefor, which shall be canceled before the new certificate for a like number of shares shall be issued. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Board of Directors may appoint a transfer agent or a registrar for each class of stock, and may require all stock certificates to bear the signature of such transfer agent and of such registrar or either of them. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine.

Section 3.                                           Registered Holders. The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Texas.

Section 4.                                           New Certificates. The Corporation may, in its sole discretion, issue a new certificate for shares of its stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation such statement under oath or other evidence of such loss or destruction as the Board may desire, and a bond in form, amount and with such surety as the Board of Directors may prescribe or determine, and sufficient, in the sole judgment of the Board, to indemnify and protect the Corporation against any and all claims, liabilities, costs and expenses that may be made or asserted against it or which it may suffer or incur or pay, on account of the alleged loss of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the sole discretion of the Board, it is proper so to do.

Section 5.                                           Dividends. The Board of Directors may declare dividends as the Board deems expedient and as permitted by law under the provisions of the Texas Business Corporation Act. Before declaring any dividend there may be reserved out of the earned surplus such sums as the Board of Directors deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the Board may deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

Section 6.                                           Record Dates and Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

Section 7.                                           Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the Corporation.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 1.                                           Fiscal Year. The fiscal year of the Corporation shall be such as the Board of Directors shall, by resolution, provide or establish or such as the President shall determine subject to approval of the Board.

Section 2.                                           Seal. The seal of the Corporation shall be in such form as the Board of Directors shall prescribe, and may be used by causing it or a facsimile thereof to be impressed, or printed, or reproduced or in any other manner affixed. The Secretary shall have charge of the seal. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 3.                                           Notice and Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the Texas Business Corporation Act or under the provisions of these By-laws or the Articles of Incorporation of the Corporation, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper addressed to the person entitled thereto at his post office address as same appears on the books or other records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing, but said notice shall also be deemed to be sufficient and to have been given and received if given in any other manner or by any other means authorized or provided for elsewhere in these By-laws. A written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.                                           Resignations. Any director or officer may resign at any time. Each such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by either the Board of Directors or the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5.                                           Depositories. Funds of the Corporation not otherwise employed shall be deposited in such banks or other depositories as either the Board of Directors or the President or the Treasurer may select or approve.

Section 6.                                           Signing of Checks, Notes, Etc. In addition to and cumulative of, but without limiting or restricting, any other provision of these By-laws which confer any authority relative thereto, all checks, drafts and other orders for the payment of money out of funds of the Corporation and all notes and other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation, in such manner, and by such officer or person as shall be determined or designated by the Board of Directors; provided, however, that if, when, after and as authorized or provided for by the Board of Directors, the signature of any such officer or person may be facsimile or engraved or printed, and shall have the same force and effect and bind the Corporation as though such officer or person had signed the same personally, and, in the event of the death, disability, removal or resignation of any such officer or person, if the Board of Directors shall so determine or provide, as though and with the same effect as if such death, disability, removal or resignation had not occurred.

Section 7.              Gender and Number. Wherever used or appearing in these By-laws, pronouns of the masculine gender shall include the persons of the female sex as well as the neuter gender and the singular shall include the plural wherever appropriate.

Section 8.              Laws and Statutes. Wherever used or appearing in these By-laws, the words “law” or “statute” or “statutes”, respectively, shall mean and refer to laws and statutes, or a law or a statute, of the State of Texas, to the extent only that such is or are expressly applicable, except where otherwise expressly stated or the context requires that such words not be so limited.

Section 9.              Headings. The headings of the Articles and Sections of these By-laws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

ARTICLE X

AMENDMENTS

These By-laws may, from time to time, be added to, changed, altered, amended or repealed or new By-laws may be made or adopted by the Board of Directors at any meeting of the Board of Directors, subject to repeal or change by action of the shareholders at any meeting of the shareholders, unless the power to alter, amend or repeal the By-laws is reserved to the shareholders in the Articles of Incorporation of the Corporation.

CERTIFICATE

I David Wesson hereby certify:

That I am the Secretary of IN-DEPTH SYSTEMS, INC. a Texas corporation; and

That the foregoing By-laws, consisting of 22 pages, are a true and correct copy of the By-laws of the corporation as duly adopted on March 22, 2001 by the unanimous written consent of the directors of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the corporation this       day of             , 2001.

By:	/s/ David Wesson
David Wesson, Secretary